Exhibit 10.1(a)
Lease Quebec Premises

                             SUB- LEASING AGREEMENT

BETWEEN:     WORLDWIDE BUSINESS CONSULTANTS S.A., corporation duly incorporated in the country of Panama, represented by Me Andre Ronald Comeau, lawyer having his office at 507 Place d'Armes, Suite 1540, Montreal, (Quebec) Canada, H2Y 2W8;

AND:     GSI TECHNOLOGIES USA.INC., corporation duly incorporated in the state of Delaware in the UNITED STATES, having an office at 99 Trade Road, Plattsburg, N.Y.12901, represented by his president Mr. Rene Arbic duly authorized to the matter;

THE PARTIES AGREE AS FOLLOWS;

     1. GSI TECHNOLOGIES USA INC., hereby, agrees to sub-lease from WORLDWIDE BUSINESS CONSULTANTS S.A. the premises located at 400 St-Jacques, suite 500, Montreal (Quebec) Canada, H2Y ISI at the same terms and conditions stipulated in the lease signed par WORLDWIDE BUSINESS CONSULTANTS S.A. with the Landlord, copy of the said lease is attached to the present agreement.
     2. GSI TECHNOLOGIES USA INC undertakes to fulfill all the obligations of WORLDWIDE BUSINESS CONSULTANTS S.A. mentioned in this lease.
     3. All payment shall be made directly to the Landlord and to the others parties for services, like electricity, taxes, etc.
     4. GSI TECHNOLOGIES USA INC agrees to pay for any damages caused to the premises during the term of occupation and to hold an insurance policy for an amount of two millions dollars C.D.N. In favor of WORLDWIDE
                                        ---------------
          BUSINESS CONSULTANTS S.A. during the term of this agreement.


After having read and understood, the parties have signed:

GSI TECHNOLOGIES USA-INC.
Per : Rene Arbic


WORLDWIDE BUSINESS CONSULTANTS S.A.

Per: Me Andre Ronald Comeau


Montreal, the first of September 2002.


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